STOCK PURCHASE AGREEMENT

BY AND AMONG

PLUGINZ, LLC, A CALIFORNIA LIMITED LIABILITY COMPANY,

PLUGINZ, INC.,

PLUGIN STORES, INC.,

PLANETTRAKS INC.

AND PLANETLINK COMMUNICATIONS, INC.

Dated as of October 18, 2007

THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of October 18, 2007, by and among (1) Planetlink Communications, Inc., a Georgia corporation (the “Parent”), (2) Planettraks Inc., a Nevada corporation and wholly-owned subsidiary of the Parent (“Purchaser”), (3) Pluginz Inc., a Florida corporation, and Plugin Stores, Inc., a Delaware corporation (together, the “Companies”), and (4) Pluginz, LLC, a California limited liability company (the “Seller”).

RECITALS

A.            The Seller wishes to sell to Purchaser, and Parent wishes for Purchaser to purchase from Seller, all of the capital stock that the Seller owns in each of the Companies (the “Shares’), in accordance with the terms and conditions of this Agreement (the “Stock Purchase”) and, in furtherance thereof, have entered into the Stock Purchase.

B.             Subject to the terms and conditions of this Agreement, Purchaser will purchase and the Seller will sell all of the issued and outstanding capital stock of each of the Companies in exchange for the consideration set forth herein.

C.             The Companies and the Seller, on the one hand, and Purchaser, on the other hand, desire to make certain representations, warranties, covenants and other agreements in connection with the Stock Purchase.

NOW, THEREFORE, in consideration of the mutual agreements, covenants and other promises set forth herein, the mutual benefits to be gained by the performance thereof, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, the parties hereby agree as follows:

ARTICLE I

SALE AND PURCHASE

1.1           Sale of Capital Stock.  At the Closing and subject to and upon the terms and conditions of this Agreement, Seller will sell, transfer, convey and deliver to Purchaser and Parent will cause Purchaser to purchase and acquire from the Seller, good and valid title to all of the Shares, free and clear of any Encumbrances.

1.2           Purchase Price.  In consideration of the sale of Shares pursuant to Section 1.1 hereof, upon the terms and subject to the conditions set forth in this Agreement, Parent shall cause Purchaser to pay the Purchase Price to the Seller.

1.3           Closing.  Upon the terms and subject to the conditions of this Agreement, the sale and purchase of the Shares shall take place at a closing (the “Closing”), which will take place as promptly as practicable after the execution and delivery of this Agreement by the parties hereto, unless another time or place is mutually agreed upon in writing by Purchaser and the Seller.  In any event the Closing shall take place within ten days of the execution of this Agreement (the “Closing Deadline”).  Timing is of the essence with respect to the Closing Deadline.  In the event the Closing does not take place by the Closing Deadline, this Agreement shall be rescindable at the option of the party not at fault for failure to close timely (the “Non-breaching Party”).  In the event the Non-breaching party does not choose to rescind in conjunction with a failure to close timely, this Agreement shall continue to be binding and fully enforceable by either party.  All documents delivered and actions taken at the Closing shall be deemed to have been delivered or taken simultaneously, and no such delivery or action shall be considered effective or complete unless or until all other such deliveries or actions are completed or waived in writing by the party against whom such waiver is sought to be enforced.  The date upon which the Closing actually occurs shall be referred to herein as the “Closing Date.”

1.4   Closing Deliveries of the Seller and the Companies.  Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, the Seller and the Companies shall deliver, or cause to be delivered, to Purchaser the following:

(a)  stock certificates representing all of the Shares, duly endorsed (or accompanied by duly executed stock powers), for transfer to Purchaser;

(b)  such other documents, instruments and certificates as are required in connection with the execution and delivery of this Agreement or as may be reasonably requested by Purchaser.

1.5   Closing Deliveries of Purchaser and the Parent.  Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, Parent and Purchaser shall deliver, or cause to be delivered:

(a)  the Purchase Price to Seller, including the stock certificate(s) and promissory note, to be delivered not later than one (1) business day prior to the Closing; and

(b)  such other documents, instruments and certificates as may be reasonably requested by the Seller and the Companies.

1.6   Taking of Necessary Action; Further Action.  If, at any time after the Closing, any reasonable further action is necessary to ensure that all of the Seller’s right, title and possession of the Shares is effectively transferred to the Purchaser, the Seller and the Companies will each take all such action.  If, at any time after the Closing, any reasonable further action is necessary to ensure that all right, title and possession of the Purchase Price is effectively transferred to the Seller, the Parent and Purchaser will each take all such action.

1.7   Certain Defined Terms.  For all purposes of this Agreement, the following terms shall have the following respective meanings:

(a)   “Companies’ Capital Stock” shall mean the Companies’ Common and any other shares of capital stock, if any, of the Companies, taken together.

(b)  “Companies’ Common” shall mean shares of common stock, $0.001 par value per share, of  Plugin Stores, Inc. and the common stock, $1.00 par value per share, of Pluginz Inc., taken together.

(c)  “Encumbrance” shall mean, with respect to the Shares, any mortgage, deed of trust, lien, pledge, charge, security interest, collateral assignment, adverse claim of title, ownership or right to use, restriction or other encumbrance of any kind in respect of such asset (including any restriction on (i) the voting of any security or the transfer of any security or other asset, (ii) the receipt of any income derived from any asset, (iii) the use of any asset and (iv) the possession, exercise or transfer of any other attribute of ownership of any asset); but excluding in each case any restriction imposed by generally applicable law and any liens for Taxes not yet due and payable.

(d)   “Knowledge” or “Known” shall mean (i) with respect to the Companies, the knowledge of the Companies’ boards of directors, officers and other persons serving in similar roles; provided, however, that such persons shall have made due and diligent inquiry of those employees of the Companies and those individuals retained by the Companies as consultants or contractors, in each case whom such officers reasonably believe would have actual knowledge of the matters represented, and (ii) with respect to the Seller, the knowledge of the Seller.

(e)   “Purchase Price” shall mean the combination of: (i) a promissory note for Seventy-Five Thousand Dollars (US$75,000.00) to be paid to the Seller within 180 days of the Closing and (ii) 1,700,000,000 shares of Planetlink Communications, Inc.’s common stock.

(f)   “Shares” shall mean all shares of the Companies’ Capital Stock outstanding immediately prior to and at the Closing.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF PLUGINZ, INC.

Pluginz, Inc. (“Pluginz”) represents and warrants to Purchaser as follows:

2.1   Organization of Pluginz.  Pluginz is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida.  Pluginz has the corporate power to own or lease its properties and to carry on its business as currently conducted.  Pluginz is duly qualified or licensed to do business and in good standing as a foreign corporation in each jurisdiction in which it conducts business, except where the failure to so qualify would not reasonably be expect to have a material adverse effect on the business of Pluginz.

2.2   Pluginz Capital Structure.

(a)  The authorized capital stock of Pluginz consists of 7,500 shares of Common Stock, of which 200 shares are issued and outstanding as of the date hereof, all of which are held of record and beneficially by the Seller.  All outstanding shares of Pluginz Common stock are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the articles of incorporation or bylaws of Pluginz, or any agreement to which Pluginz is a party or by which it is bound.  All outstanding shares of Pluginz Common stock have been issued in compliance with all applicable federal and state securities laws.

(b)  Subject to and upon the terms and conditions of this Agreement, as a result of the Stock Purchase, Purchaser will be the sole record and, assuming Purchaser has not taken and does not take any action to transfer or share beneficial ownership of any Pluginz Capital Stock, beneficial holder of all issued and outstanding Pluginz Capital Stock, free and clear of any Encumbrances, such that, as of immediately following the Closing, assuming Purchaser has not taken and does not take any action to transfer or encumber any such shares or rights, Pluginz will become a wholly-owned subsidiary of Purchaser.  As of immediately following the Closing, no person or entity that held Pluginz Capital Stock immediately prior to the Closing has any bona fide claim that such person or entity is entitled to any amounts whatsoever.

2.3   Subsidiaries.  Pluginz does not have any subsidiaries and does not otherwise own any shares of capital stock or any interest in, or control of, directly or indirectly, any other corporation, partnership, association, joint venture or other business entity.

2.4   Authority.  Pluginz has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Pluginz.  This Agreement has been duly executed and delivered by Pluginz and assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitutes the valid and binding obligations of Pluginz enforceable against Pluginz in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors’ rights and general principles of equity.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF PLUGIN STORES, INC.

Plugin Stores, Inc. (“PS”) represents and warrants to Purchaser as follows:

3.1   Organization of PS.  PS is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.  PS has the corporate power to own or lease its properties and to carry on its business as currently conducted.  PS is duly qualified or licensed to do business and in good standing as a foreign corporation in each jurisdiction in which it conducts business, except where the failure to so qualify would not reasonably be expect to have a material adverse effect on the business of PS.

3.2   PS Capital Structure.

(a)  The authorized capital stock of PS consists of 1,000 shares of Common stock, of which 100 shares are issued and outstanding as of the date hereof, all of which are held of record and beneficially by the Seller.  All outstanding shares of PS’s Common Stock are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the certificate of incorporation or bylaws of PS, or any agreement to which PS is a party or by which it is bound.  All outstanding shares of PS Common Stock have been issued in compliance with all applicable federal and state securities laws.

(b)  Subject to and upon the terms and conditions of this Agreement, as a result of the Stock Purchase, Purchaser will be the sole record and, assuming Purchaser has not taken and does not take any action to transfer or share beneficial ownership of any PS Capital Stock, beneficial holder of all issued and outstanding PS Capital Stock, free and clear of any Encumbrances, such that, as of immediately following the Closing, assuming Purchaser has not taken and does not take any action to transfer or encumber any such shares or rights, PS will become a wholly-owned subsidiary of Purchaser.  As of immediately following the Closing, no person or entity that held PS Capital Stock immediately prior to the Closing has any bona fide claim that such person or entity is entitled to any amounts whatsoever.

3.3   Subsidiaries.  PS does not have any subsidiaries and does not otherwise own any shares of capital stock or any interest in, or control of, directly or indirectly, any other corporation, partnership, association, joint venture or other business entity.

3.4   Authority.  PS has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of PS. This Agreement has been duly executed and delivered by PS and assuming the due authorization, execution and delivery by the other parties hereto, constitutes the valid and binding obligations of PS enforceable against PS in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors’ rights and general principles of equity.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE SELLER

The Seller hereby represents and warrants to Purchaser as follows:

4.1   Ownership of Companies’ Capital Stock.  The Seller is the sole record and beneficial owner of the Shares.  The Shares are not subject to any Encumbrances or to any rights of first refusal of any kind, and the Seller has not granted any rights to purchase such Shares to any other person.  The Seller has the sole right to transfer the Shares to Purchaser.  The Shares constitute all of the Companies’ Capital Stock owned, beneficially or of record, by the Seller, and the Seller has no options, warrants or other rights to acquire Companies Capital Stock.

4.2   Absence of Claims by the Seller.  The Seller does not have any claim against the Companies, whether present or future, contingent or unconditional, fixed or variable under any contract or on any other basis whatsoever, whether in equity or at law, arising out of any action, inaction or omission by the Companies, or for which either Company is liable, on or prior to the Closing Date.

4.3    Authority.  The Seller has all requisite corporate power to enter into this Agreement and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Seller.  This Agreement has been duly executed and delivered by the Seller, and assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitutes the valid and binding obligations of the Seller, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors’ rights and general principles of equity.

4.4   No Conflict.  The execution and delivery by the Seller of this Agreement and the consummation of the transactions contemplated hereby will not conflict with (a) the Certificate of Incorporation of the Seller, or (b) to the Knowledge of the Seller, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Seller or his properties or assets (whether tangible or intangible).

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF PARENT

Parent hereby represents and warrants to the Companies and the Seller, as follows:

5.1   Organization, Standing and Power.  Parent is a duly organized, validly existing corporation and in good standing under the laws of the State of Georgia.

5.2   Authority.  Parent has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent.  This Agreement has been duly executed and delivered by Parent and constitutes the valid and binding obligations of Parent, enforceable against Parent in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors’ rights and general principles of equity.

5.3   Parent Capital Structure.

(a)  Parent is authorized to issue 4,850,000,000 shares of Common stock, and 150,000,000 shares of preferred stock. Parent currently has 1,093,683,760 shares of common stock and 2,583,334 shares of preferred stock issued and outstanding as of the date hereof.  All outstanding shares of Parent Capital Stock are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the certificate of incorporation or bylaws of Parent, or any agreement to which Parent is a party or by which it is bound.  All outstanding shares of Parent Capital Stock have been issued in compliance with all applicable federal and state securities laws.

(b)  Subject to and upon the terms and conditions of this Agreement, as a result of the Stock Purchase, Seller will be the sole record and, assuming Seller has not taken and does not take any action to transfer or share beneficial ownership of any Purchaser Capital Stock, beneficial holder of 1,700,000,000 shares Parent Common Stock, free and clear of any Encumbrances, such that, as of immediately following the Closing, Seller will become the majority stockholder of Parent.

ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser hereby represents and warrants to the Companies and the Seller, as follows:

6.1   Organization, Standing and Power.  Purchaser is a  duly organized, validly existing corporation and in good standing under the laws of the State of Nevada.

6.2   Authority.  Purchaser has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Purchaser.  This Agreement has been duly executed and delivered by Purchaser and constitutes the valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors’ rights and general principles of equity.

6.3   Purchaser Capital Structure.

(a)  Purchaser is authorized to issue 800,000,000 shares of Common stock, and 100,000,000 shares of preferred stock.  Purchaser currently has 500 shares of common stock and 0 shares of preferred stock issued and outstanding as of the date hereof.  All outstanding shares of Purchaser Capital Stock are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the certificate of incorporation or bylaws of Purchaser, or any agreement to which Purchaser is a party or by which it is bound.  All outstanding shares of Purchaser Capital Stock have been issued in compliance with all applicable federal and state securities laws.

Subject to and upon the terms and conditions of this Agreement, as a result of the Stock Purchase, Seller will be the sole record and, assuming Seller has not taken and does not take any action to transfer or share beneficial ownership of any Purchaser Capital Stock, beneficial holder of 1,700,000,000 shares Parent Common Stock, free and clear of any Encumbrances, such that, as of immediately following the Closing, Seller will become the majority stockholder of Parent.

ARTICLE VII
ADDITIONAL AGREEMENTS

7.1       Parent’s Board of Directors.  With the exception of M. Dewey Bain (“Bain”), each member of the Parent’s current Board of Directors shall resign from such position effective immediately upon the Closing.  Upon Closing Parent shall appoint Chris Piercy to Parent’s Board of Directors, with Chris Piercy to serve as its chairman.  Other person(s) will be appointed to Parent’s Board of Directors by mutual agreement of the Parent.

7.2            Acquisition of DnC Multimedia.  In addition to the acquisition of the Companies, Parent and Purchaser intend to purchase DnC Multimedia, Inc. from Seller.  If Purchaser is unable to complete such purchase of DnC Multimedia, Inc. within thirty days of the Closing, then Seller shall have the option of rescinding the transaction contemplated in this Agreement.

ARTICLE VIII

CONDITIONS TO CLOSING

8.1   Conditions to Obligations of Each Party to Effect the Stock Purchase.  The respective obligations of the Companies, Purchaser and the Seller to consummate and effect the Stock Purchase, this Agreement and the transactions contemplated hereby shall be subject to the satisfaction, at or prior to the Closing, of the following conditions:

(a)  No Order.  No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Stock Purchase, this Agreement and the transactions contemplated hereby illegal or otherwise prohibiting consummation of the Stock Purchase, this Agreement and the transactions contemplated hereby.

(b)  No Injunctions or Restraints; Illegality.  No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Stock Purchase, this Agreement and the transactions contemplated hereby shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be threatened or pending.

8.2   Conditions to the Obligations of Purchaser.  The obligations of Purchaser to consummate and effect the Stock Purchase, this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Purchaser:

(a)  Representations and Warranties.  The representations and warranties of each of the Companies and the Seller in this Agreement (other than the representations and warranties of each of the Companies and the Seller as of a specified date, which shall be true and correct as of such date) shall be true and correct on and as of the Closing Date.

(b)  Litigation.  There shall be no action, suit, claim, order, injunction or proceeding of any nature pending, or overtly threatened, against Purchaser or the Companies, their respective properties or any of their respective officers or directors arising out of, or in any way connected with, the Stock Purchase or the other transactions contemplated by the terms of this Agreement.

(c)  Certificate of Secretary of Companies.  Purchaser shall have received a certificate, validly executed by the Secretary of each of the Companies, certifying as to (i) the terms and effectiveness of the articles of incorporation and the bylaws of each of the Companies, and (ii) the valid adoption of resolutions of the Board of Directors of each of the Companies approving this Agreement and the consummation of the transactions contemplated hereby.

(d)  Certificate of Good Standing.  Purchaser shall have received a certificate of good standing from the Secretary of State of the State of Florida for Pluginz and from the Secretary of State of the State of Delaware for PS which is dated within a reasonable period prior to Closing with respect to each of the Companies.

8.3   Conditions to Obligations of the Companies and the Seller.  The obligations of the Companies and the Seller to consummate and effect the Stock Purchase, this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by both the Companies and the Seller:

(a)  Representations and Warranties.  The representations and warranties of Purchaser in this Agreement (other than the representations and warranties of Purchaser as of a specified date, which shall be true and correct as of such date) shall be true and correct on and as of the Closing Date.

(b)       Closing of Additional Agreements.  On or before the Closing, the following transactions shall have closed:  (i) an amendment to the Settlement Agreement, dated March 30, 2007 between the Parent and Sean Fulda that is satisfactory to both Parent and Seller.

ARTICLE IX

GENERAL PROVISIONS

9.1   Notices.  All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial messenger or courier service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice); provided, however, that notices sent by mail will not be deemed given until received:

(a)  if to Purchaser, to:

Planetlink Communications, Inc.
1415 Brookhout Drive
Cumming, GA 30041

(b)  if to the Companies or the Seller, to:

Pluginz, LLC
228 Hamilton Avenue, 3rd Floor
Palo Alto, CA 94303

9.2   Interpretation.  The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.”  The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

9.3   Counterparts.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

9.4   Entire Agreement; Assignment.  This Agreement and the documents and instruments and other agreements among the parties hereto referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings both written and oral, among the parties with respect to the subject matter hereof, (b) are not intended to confer upon any other person any rights or remedies hereunder, and (c) shall not be assigned by operation of law or otherwise, except that Purchaser may assign its rights and delegate its obligations hereunder to its  affiliates.

9.5   Severability.  In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto.  The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

9.6   Amendment.  This Agreement may be amended or terminated by the parties hereto at any time by execution of an instrument in writing signed on behalf of the party against whom enforcement is sought.

9.7   Governing Law; Exclusive Jurisdiction.  This Agreement shall be governed by and construed in accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

9.8   Rules of Construction.  The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

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IN WITNESS WHEREOF, Parent, Purchaser, the Companies, and the Seller have caused this Agreement to be signed, all as of the date first written above.

PLANETLINK COMMUNICATIONS, INC. (PARENT)

By:
Name:
Title:

PLANETTRAKS, INC. (PURCHASER)

By:
Name:
Title:

PLUGIN STORES, INC.

By:
Name:
Title:

PLUGINZ, INC.

By:
Name:
Title:

PLUGINZ, LLC (SELLER)

By:
Name:
Title:

SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT